UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Social Capital Hedosophia Holdings Corp. II

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1515020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

317 University Ave., Suite 200 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	The New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-236774

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Explanatory Note

Social Capital Hedosophia Holdings Corp. II (the “Registrant”) hereby amends, in its entirety, the Registration Statement on Form 8-A (File No. 001-39253) filed by the Registrant with the Securities and Exchange Commission on March 13, 2020.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares, of the Registrant. The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-236774), originally filed with the Securities and Exchange Commission on February 28, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on February 28, 2020).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on March 18, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on March 18, 2020).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on February 28, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on March 18, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on March 18, 2020).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on March 18, 2020).

10.4	Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-236774), filed with the Securities and Exchange Commission on March 18, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Social Capital Hedosophia Holdings Corp. II

Date: April 20, 2020	By:	/s/ Chamath Palihapitiya
Name: Chamath Palihapitiya
Title: Chief Executive Officer